Exhibit 10.1
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THEY (I) ARE NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ON-SITE PRODUCT SUPPLY AGREEMENT

        THIS ON-SITE PRODUCT SUPPLY AGREEMENT (“Agreement”) is dated as of the Effective Date, between Messer LLC, a Delaware limited liability company (“Messer”), and Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company (“Coffeyville Resources”). Capitalized terms are defined in this Agreement or the Appendices and Exhibits to this Agreement. Messer and Coffeyville Resources are each referred to as a “Party” and collectively as the “Parties.”

1. PURCHASE AND SALE OF PRODUCT

1.1Subject to Section 1.2, during the Supply Period, Messer shall provide and commit the Messer Equipment and sell and deliver Product that meets the specifications set forth in Exhibit A(II)(A) (collectively, “Product Specifications”) to Coffeyville Resources, and Coffeyville Resources shall purchase Product from Messer.

1.2 During the Supply Period, Messer shall supply: (a) Product to the extent required by Coffeyville Resources, up to the Delivery Requirements and the requirements under Exhibit A(IV); and (b) Product in excess of the Delivery Requirements and the requirements under Exhibit A(IV) (“Excess Product”), at the prices set forth in Exhibit A(V), to the extent that Coffeyville Resources requires Excess Product and Messer determines that it has Excess Product available from the Messer Equipment (other than the Additional Oxygen Equipment) or another Messer liquid production facility.

1.3Coffeyville Resources may provide Product for use by Coffeyville Resources Refining & Marketing, LLC (“Coffeyville Refining”) and any successors or assigns of Coffeyville Refining at the facility owned by Coffeyville Refining adjacent to the Coffeyville Resources’ Plant Site. Coffeyville Resources may assign this right to any permitted successors or assigns of Coffeyville Resources (each, a “Successor”) provided such Successor assumes Coffeyville Resources’ obligations under this Agreement. Except as provided for in the previous sentence, Coffeyville Resources shall not resell, distribute, or otherwise transfer any Product purchased by Coffeyville Resources from Messer.

1.4 Liquid Product Delivery.

1.4.1 Messer may deliver Liquid Product any time, 24 hours per day, seven days per week.
1.4.2 In the event Messer’s delivery vehicle is denied access to the Existing Messer Liquid Facility or Additional Oxygen Equipment as a result of the acts or omissions of Coffeyville Resources or its employees, agents, contractors or subcontractors, Coffeyville Resources shall be responsible for all reasonable and actual costs incurred by Messer arising out of, or associated with, any such denial of access, unless such denial is caused by the acts or omissions of Messer, its employees, agents, contractors or subcontractors, or due to Coffeyville Resources ensuring compliance with any Laws.

1.4.3 Messer may refuse to make deliveries of Liquid Product during a strike or other labor disturbances affecting Coffeyville Resources at Coffeyville Resources’ Plant Site,

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where such labor disturbances create a reasonable concern for the safety of the driver or any other persons.

2. TERM

2.1 This Agreement starts on the Effective Date and ends at the end of the Supply Period, unless terminated earlier as provided for in this Agreement. After the end of the Initial Term, the term of this Agreement will automatically renew for successive terms of 12 months each (each a “Renewal Term”). However, a party may terminate this Agreement on the last day of the Initial Term or any Renewal Term (each, an "Expiration Date") by giving the other party a notice of termination at least 12 months before the Expiration Date. The Parties shall meet at least three years before the end of the Initial Term to discuss a potential extension of this Agreement.

2.2 A Party will be in default under this Agreement (“Default”) if that Party materially breaches the terms of this Agreement and does not, within the [***]-day period starting on the date of its receipt of a written notice of the breach provided by the other Party as required under this Agreement (“Cure Period”), either: (A) cure the breach; or (B) if the breach cannot reasonably be cured within the Cure Period, commence the cure within the Cure Period and pursue it diligently to completion. A Party may terminate this Agreement for the other Party’s Default by giving the other Party a written notice, within the [***]-day period starting on the last day of the Cure Period, that specifies an effective date of termination that is no more than [***] after the date of the termination notice. Provided, however, that nothing in this Section 2.2 shall in any way be construed to limit or expand the Parties’ rights and obligations under Section 11 or Section 14.

3. THE MESSER SITE AND THE MESSER EQUIPMENT

3.1 License to Use and Occupy. Coffeyville Resources grants to Messer an exclusive license to use and occupy the Messer Site until the removal of the Messer Equipment as contemplated in Section 3.4.4. The Messer Site shall be occupied exclusively by Messer, without cost for such occupancy. The license contemplated in this Section 3.1 shall not amend or diminish any of Messer’s other rights under this Agreement.

3.2 Access Rights.

3.2.1Coffeyville Resources grants to Messer a non-exclusive easement for ingress and egress, to, through and over, and parking spaces reasonably necessary to conduct operations at, Coffeyville Resources’ Plant Site (the “Messer Access Right”) as reasonably necessary for Messer’s employees, agents, contractors and subcontractors, with or without vehicles, equipment, materials and machinery, to: (A) install, maintain, repair, modify, operate or remove all or any portion of the Messer Equipment located on the Messer Site; or (B) perform any of Messer’s obligations or exercise any of Messer’s rights contemplated in this Agreement. The locations for the Messer Access Right shall be mutually satisfactory to the Parties, and Coffeyville Resources reserves the right to deny access at any specific point in its sole discretion; however, Messer will not be responsible for any delays or costs in connection with Coffeyville Resources’ denial of access without a safety, security, or other reasonable basis. Messer shall not be permitted access to Coffeyville Refining’s facility without prior written permission.

3.2.2Messer grants to Coffeyville Resources a non-exclusive easement for ingress and egress to, and access into, through and over the Messer Site (the “Coffeyville Resources Access Right”) as reasonably necessary for Coffeyville Resources’ employees, agents,

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contractors and subcontractors, with or without vehicles, equipment, materials and machinery, to use: (A) as may be reasonably necessary in connection with Coffeyville Resources’ ownership, use, enjoyment, repair, maintenance and expansion of Coffeyville Resources Plant Site; (B) a 12-feet-wide portion of the Messer east-west pipe rack within the Messer Site with a loading capacity up to 30 pounds per square foot for the installation, operation and maintenance by Coffeyville Resources of its cable tray and cables; provided, however, that Coffeyville Resources shall not exercise this right in a manner that unreasonably interferes with Messer’s use of the Messer Site in accordance with the terms of this Agreement, or as needed to comply with any Laws. Notwithstanding the foregoing, Coffeyville Resources and/or Coffeyville Refining may have access to and interfere with Messer’s use of the Messer Site to the extent necessary to comply with any Laws or Environmental Laws. Coffeyville Resources and Coffeyville Refining shall follow Messer safety policies and notify Messer control room upon entering the Messer Site.

3.2.3The Messer Access Right and Coffeyville Resources Access Right shall remain in full force and effect until the Messer Equipment is removed from the Messer Site.

3.2.4Each Party’s performance under this Agreement will be in such a manner as to protect all persons and property thereon from damage or injury. In addition, Messer will perform its obligations under this Agreement and utilize the Messer Access Right in accordance with the safety standards specified in this Agreement and in such manner as to prevent any unreasonable interference with Coffeyville Resources’ and any of its contractors’ or invitees and their respective operations.

3.2.5Messer is solely responsible for the safe transportation and packing in proper containers and storage of any tools or materials required by Messer in connection with its operations, whether owned, leased or rented by Messer. Coffeyville Resources will not be responsible for any such tools and materials that are lost, stolen, or damaged unless caused by Coffeyville Resources or its employees, agents, contractors, or subcontractors. Any transportation of such tools and materials furnished by Coffeyville Resources pursuant to Messer’s request is solely as an accommodation and Coffeyville Resources will have no liability therefor.

3.3Coffeyville Resources shall:

3.3.1Be responsible to provide Messer, at Coffeyville Resources’ cost and expense, consistent with Exhibit B, the Messer Site. Each Party will be responsible for any modifications to the Messer Site in connection with a change in the electrical classification (currently nonclassified) to the extent required due to that Party’s acts or omissions. Changes to such classification due to a change in Laws shall be addressed under Section 3.4.3.

3.3.2Be responsible to install and maintain Coffeyville Resources’ Pipelines and any other facilities, as specified in Exhibit B, necessary to transport Product from the Point of Delivery to Coffeyville Resources’ Plant. Coffeyville Resources understands that Coffeyville Resources’ Pipelines must be capable of safely transporting the Product.

3.4Messer shall:

3.4.1Install the Additional Oxygen Equipment, and perform work and commit the capital included in the Relife Capital Investment in accordance with Exhibit C. Subject to the terms of this Agreement, including, but not limited to those set forth in Section 16 below, Messer may contract or subcontract any or all of the work required in connection

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with the installation of the Additional Oxygen Equipment and the Relife Capital Investment as it deems appropriate and Messer shall be responsible for such contractors or subcontractors and the contracted or subcontracted work as if Messer itself had performed such work. Messer shall complete such work consistent with Messer’s practices and shall give Coffeyville Resources a written notice when the Additional Oxygen Equipment is ready for initial fill (“Additional Oxygen Equipment Completion Notice”) and as items included in the Relife Capital Investment are complete.

3.4.2Be responsible for the operations and maintenance of the Messer Equipment.

3.4.3Subject to Section 3.3.1 above and Section 9.4 below, Messer agrees to make such modifications to the Messer Equipment and/or Messer Site as are required by governmental agencies or authorities, by the modification or change in interpretation of any applicable Laws or permits, or by the enactment or adoption of any new Laws, so as to ensure proper maintenance and operation of the Messer Equipment and/or the Messer Site in compliance with those Laws and permits, in which case the Parties shall share the associated costs equally. Provided, however, any timelines and costs associated with any modifications under this Section 3.4.3 are subject to the review and approval of Coffeyville Resources, which Coffeyville Resources shall not unreasonably withhold or delay.

3.4.4 Use commercially reasonable efforts to remove the Messer Equipment and all other items on the Messer Site other than any foundations or other underground equipment from the Messer Site commencing from the termination or expiration of this Agreement, but no later than [***] thereafter or after Coffeyville Resources’ written request to Messer. Upon such removal, the foundation and underground installations shall become the property of Coffeyville Resources.

3.5 Contaminants. If the contaminant levels in the atmosphere at the Messer Site or, if applicable, in the Water at the Messer Site, exceed the parameters set forth in Appendix 3 or the electrical utilities provided by Coffeyville Resources do not meet the parameters set forth in Exhibit B and such condition may make the operation of the Messer Equipment hazardous or threaten to damage the Messer Equipment, or impair the ability of the ASU to produce Product that meets the Product Specifications or the Delivery Requirements (hereinafter a “Off-Spec Condition”), then Messer shall promptly notify Coffeyville Resources of such Off-Spec Condition, specifying the particular contaminate levels and effect thereof.

3.5.1 Upon receipt of such notice, Coffeyville Resources shall, at its election within [***]thereafter proceed to do one of the following: [***]. The cost of any action under this section shall be (x) borne by Coffeyville Resources if Coffeyville Resources was the cause of the Off-Spec Condition, (y) borne by Messer if Messer was the cause of such Off-Spec Condition, and (z) in all other cases, borne equally by Coffeyville Resources and Messer.

3.5.2 In addition, upon notice as set forth below, Messer shall have the right to suspend its performance, including, the delivery of Product from the ASU due to an Off-Spec Condition:

(A)In emergencies, where Messer reasonably determines there to be risks to health and safety or risks of significant property damage, Messer may suspend Product supply upon reasonable notice under the circumstances.

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(B)In all other circumstances, Messer shall give Coffeyville Resources fifteen (15) days advance written notice of Messer’s intention to exercise its right to suspend the delivery of Product.

(C) Messer will continue to deliver liquid oxygen as available unless the Off-Spec Condition impacts the Existing Messer Liquid Facility or the Additional Oxygen Equipment.

(D) Coffeyville Resources’ obligation to pay the Minimum Monthly Charge shall continue during any such suspension, unless the Off-Spec Condition was  caused by Messer.

3.5.3. If it is determined in a final, non-appealable or un-appealable decision by a court of competent jurisdiction that any suspension or cessation under this Section by Messer was improper or wrongful, Messer shall be responsible for any loss or damages incurred by Coffeyville Resources (including reasonable attorney fees), to the extent resulting from such improper or wrongful suspension or cessation.

3.6 Title to Messer Equipment. Title to and ownership of the Messer Equipment shall remain, at all times, with Messer. However, Coffeyville Resources may purchase the Additional Oxygen Equipment, AS IS, WHERE IS, effective on the date of termination of the Supply Period, by paying Messer [***] on or before that date. Coffeyville Resources shall hold Messer harmless from and against all Claims and liens on or affecting the Messer Equipment, or any part thereof, except to the extent that such Claims or liens were due to or created by the acts of Messer, its agents, contractors or subcontractors, or Messer’s failure to pay any third party. Coffeyville Resources shall execute such documents as may be reasonably requested by Messer to put third-parties on notice of Messer’s ownership interest in the Messer Equipment. Coffeyville Resources shall not alter, repair, operate, maintain, adjust or tamper with the Messer Equipment.

3.7If the Messer Site shall become unsuitable because of any change of site conditions (for reasons not due to Messer or its agents, contractors or subcontractors) or due to an act or omission of Coffeyville Resources, Messer shall, at Coffeyville Resources’ expense, move the Messer Equipment to a substitute site to be furnished by Coffeyville Resources that meets the requirements in Sections 3.3.1. The provisions of this Agreement shall apply to any such substitute site.

3.8 Notwithstanding anything in this Agreement to the contrary, Messer reserves the right to [***] to perform any of its obligations.

3.9 Messer may retain, market, and sell to third parties: [***]Each month, Messer shall credit Coffeyville Resources in an amount equal to [***].

4. POINT OF DELIVERY; RISK OF LOSS

Risk of loss and title with respect to all Product meeting the Product Specifications shall pass from [***] at the Point of Delivery. [***] assumes all risk and shall be solely liable and responsible for Product meeting the Product Specifications at and from the Point of Delivery.

5. PRICE AND PAYMENT

5.1 Messer shall invoice Coffeyville Resources, in accordance with the pricing set forth in Exhibit A, for the Minimum Monthly Charge each month, for the Reliability Bonus (if applicable) after the related Contract Year, and for any other applicable charges and sums, set forth in this

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Agreement, after delivery. Except as set forth elsewhere in this Agreement, the Minimum Monthly Charge applies [***].

5.2Except as provided for in Section 5.3, Coffeyville Resources shall pay Messer as set forth in the invoices. Payment for the Minimum Monthly Charge shall be made no later than the last day of the corresponding month. For any other charges, payment shall be due and payable within 30 days from the date of the invoice. In the case of any payment not made when due (other than for amounts disputed as provided for in Section 5.3), interest shall be applied at a rate per annum equal to [***], as published in The Wall Street Journal, from the due date until payment is made. Coffeyville Resources shall not be responsible for any invoices for charges submitted more than [***] from the date such charges were incurred.

5.3If any invoice is disputed as erroneous by Coffeyville Resources and Coffeyville Resources wishes to withhold the disputed amount, Coffeyville Resources:

5.3.1must timely pay the undisputed amount, and;

5.3.2must, , give Messer written notification setting forth the disputed amount and the basis for the dispute.

So long as Coffeyville Resources disputes the disputed amount consistent with the process set forth in this Section 5.3, the withholding of the disputed amount prior to the resolution of such dispute will not constitute a Default by Coffeyville Resources. Messer and Coffeyville Resources shall use good faith efforts to resolve the disputed amounts in accordance with the dispute resolution procedures set forth in Section 24 below. Upon resolution of any such dispute between the Parties, the amount mutually agreed as due and owing, including any accrued interest, will be promptly paid by Coffeyville Resources. The amount agreed as not being due will be credited to Coffeyville Resources.

6. PRICE ADJUSTMENTS

The prices and Export Credit will be adjusted in accordance with Appendix 2.

7. TAXES AND OTHER CHARGES AND REVISIONS

7.1 Coffeyville Resources shall pay [***].

7.2 [***].
7.3 In the event that any taxes or charges owed by Coffeyville Resources pursuant to Sections 7.1 and 7.2 should be assessed against and paid by Messer, Coffeyville Resources shall promptly reimburse Messer for such payment.

8. WARRANTY AND WARRANTY DISCLAIMER.

8.1 Messer warrants to Coffeyville Resources that Products delivered to Coffeyville Resources will conform to the Product Specifications; however, if Coffeyville Resources requests non-conforming Product after Messer advises Coffeyville Resources that the Product will not conform to the Product Specifications, then this warranty will not apply to any such non-conforming Product delivered in the first three consecutive days after Coffeyville Resources’ request, and such non-conforming Product delivered in that consecutive three-day period will apply toward the Delivery Requirements and the requirements under Exhibit A(IV); provided however, that any such non-conforming Product delivered after that consecutive three day period shall not count as part of the Delivery Requirements or the requirements under Exhibit A(IV), or

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limit Coffeyville Resource’s remedies or Messer’s obligations under this Agreement associated with the non-conforming Product or Messer’s failure to deliver the volume of Product taken as non-conforming Product, if applicable. Messer does not make any other express warranty, and SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.2 Coffeyville Resources waives any Claim for a breach of Messer’s warranty under Section 8.1, or breach of Messer’s obligation to deliver Product as required under this Agreement that Coffeyville Resources does not give Messer in writing within [***] after the date of the breach; and

8.3 Each Party waives any Claim regarding any error on an invoice or request for credit that it does not give to the other Party in writing within [***] after the date of the relevant invoice.

9. INDEMNITY

9.1 Except as provided for in Section 9.2, each Party (an “Indemnifying Party”) agrees to defend, indemnify and hold harmless the other Party, its parents, subsidiaries, affiliates, successors and assigns, and each of their respective present and future officers, directors, and employees (each an “Indemnified Party” and collectively the “Indemnified Parties”), from and against any and all claims, demands, causes of action, lawsuits, liabilities, losses, damages, and expenses incidental thereto (including cost of defense, settlement, reasonable attorney’s fees, fines or penalties) (each, a “Claim” and collectively, “Claims”) of any nature whatsoever:

(a) whether brought by a third party against or otherwise incurred by an Indemnified Party:

        (i) that the Indemnifying Party is responsible for under Section 9.4; or

(ii) arising as a result of loss or damage to any property, including, but not limited to property or facilities of an Indemnified Party, or loss or damage to an Indemnified Party’s materials, in each case, to the extent caused by the negligent operations, or the negligent acts or omissions of the Indemnifying Party or its contractors, subcontractors, agents, employees or representatives; or

(b) brought by any third party against an Indemnified Party:

(i) arising as a result of bodily injuries (including death) to any person, including but not limited to Claims arising from or relating to exposure to asbestos or asbestos containing materials of any kind, to the extent caused by the negligent operations, or the negligent acts or omissions of the Indemnifying Party or its contractors, subcontractors, agents, employees or representatives;

(ii) alleging that the design, engineering, construction, installation, operation or maintenance of, or the use of, any equipment, process or technology, or any part thereof (each, an “Item”), furnished or manufactured by the Indemnifying Party or any of its agents, contractors or subcontractors under this Agreement constitutes any infringement of United States patents, copyrights or other intellectual property or constitutes an improper use of any other proprietary rights, unless: (A) the infringement would not have occurred but for the conformity of the Item to the Indemnified Party’s specifications; (B) the infringement resulted from the Indemnified Party’s combination of the Items with equipment or a process or technology not provided by the Indemnifying Party and the Claim would have been avoided in the absence of that combination; (C) the infringement resulted from a modification to the Item made by the Indemnified Party; or (D) the Claim is for the infringement of intellectual property or other proprietary rights that the

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Indemnified Party owns, or that are subject to a third party license agreement that the Indemnified Party breached; or

(iii) for any violation or alleged violation of Law, to the extent that the violation of Law resulted from the Indemnifying Party’s acts or omissions in performing under this Agreement, including, but not limited to, the delivery of any material or product that does not conform to applicable Laws at the time of delivery.

9.2 THE INDEMNIFYING PARTY ASSUMES FULL RESPONSIBILITY FOR ANY AND ALL INJURIES OCCURRING TO ANY OF ITS EMPLOYEES (EACH AN “EMPLOYEE”) ARISING FROM OR IN CONNECTION WITH THEIR EMPLOYMENT AND/OR PERFORMANCE OF WORK UNDER THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, THE INDEMNIFYING PARTY SPECIFICALLY AGREES TO FULLY DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS BROUGHT BY OR ON BEHALF OF ANY EMPLOYEES OF AN INDEMNIFYING PARTY AGAINST AN INDEMNIFIED PARTY FOR BODILY INJURY OR DEATH, REGARDLESS OF ANY DEGREE OF FAULT, OMISSION OR NEGLIGENCE, STRICT LIABILITY, STRICT PRODUCTS LIABILITY, OR NEGLIGENCE PER SE, OF AN INDEMNIFIED PARTY AND REGARDLESS OF WHETHER THE CLAIMS ARE ALLEGED OR FOUND TO BE CAUSED BY THE NEGLIGENCE OF AN INDEMNIFIED PARTY; BUT NOT TO THE EXTENT SUCH CLAIMS ARE FOUND BY A FINAL NON-APPEALABLE OR UN-APPEALED DECISION OF A COURT OF COMPETENT JURISDICTION TO BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY. THIS PROVISION CONTROLS OVER ANY CONFLICTING PROVISION OF THIS AGREEMENT.

9.3 With respect to Claims by Employees of an Indemnifying Party, the defense, indemnity and hold harmless obligations created under Section 9.2 are not limited by the fact of, amount, or type of benefits or compensation payable by or for any Indemnifying Party under any workers' compensation, disability benefits, or other employee benefits acts or regulations, and each Indemnifying Party waives any limitation of liability or immunity arising from workers' compensation or such other acts or regulations, but only to the extent of the indemnity obligations set forth in Section 9.2.

9.4 Messer will be responsible for [***]. Except as provided for in the previous sentence, [***].

9.5 If an Indemnified Party seeks indemnification for any Claim under Section 9 (each, an “Indemnified Claim”), then the Indemnified Party shall: (a) promptly notify the Indemnifying Party of the Indemnified Claim; (b) if the indemnity is accepted without reservation, give the Indemnifying Party sole control over, and the right to settle the Indemnified Claim without the Indemnified Party’s consent so long as the settlement does not impose any liability or obligation on the Indemnified Party; and (c) provide the Indemnifying Party with information and assistance as the Indemnifying Party reasonably requests to defend the Indemnified Claim, at the Indemnifying Party’s cost. The Indemnifying Party will be relieved of its obligations under this Section, only to the extent that the Indemnified Party breaches its obligations in the previous sentence, and the breach materially prejudices the Indemnifying Party’s defense of the Indemnified Claim. The Indemnified Party may employ counsel to assist it with respect to the Indemnified Claim, at the Indemnified Party’s cost.

9.6 The Indemnifying Party may, in its sole discretion, mitigate Claims under Section 9.1(b)(ii) by taking any of the following actions: (a) securing the right for the Indemnified Party to continue using Items; (b) replacing the Items with non-infringing Items; (c) modifying the Items so they become non- infringing; or (d) refunding to the Indemnified Party the amount paid for the Items.

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9.7 In the event that any indemnity provisions of this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder will be construed to be to the fullest extent allowed by applicable law.

10. INSURANCE

10.1 During the Supply Period, Messer shall, at Messer’s sole cost and expense, procure and maintain in full force and effect, sufficient insurance (i) as may be required by law, and (ii) of the types, in the minimum amounts and meeting the requirements set forth below. The General Liability and Automobile Liability coverages listed and maintained by Messer are primary and non-contributing insurance, to the extent of the insurance limits agreed to in this Agreement, and shall be of an “occurrence” type policy and not a “claims made” type. All insurance policies shall be issued by insurers that possess a financial strength rating of “A-, VII” or higher from AM Best or Standard & Poor’s, or equivalent rating from another nationally recognized rating agency. If, Messer employs contractors or subcontractors, Messer shall require such contractors or subcontractors to obtain, maintain, and document to Messer the existence of adequate insurance coverage.

10.2 The insurance requirements shall not restrict, expand, limit or modify the defense, indemnification and hold harmless obligations and/or other provisions of this Agreement. Except with respect to Claims that Messer is responsible for under Section 9.2, Messer is not responsible to provide primary and non-contributory coverage under Section 10.1 or additional insured coverage under Section 10.3 to the extent of Coffeyville Resources’ negligence. The requirements herein as to the types and limits of insurance coverage to be maintained by Messer and any approval of said insurance by Coffeyville Resources or its insurance consultant(s) are not intended to and shall not in any manner limit, expand or qualify the liabilities and obligations otherwise assumed by Messer pursuant to this Agreement.

10.3 Messer's General Liability and Automobile Liability policies each will be endorsed utilizing [***] or such other form as may be reasonably acceptable to Coffeyville Resources.  Such endorsement will name the Coffeyville Resources, its officers, owners, successors and assigns as additional insureds with respect to Messer’s obligations under this Agreement, or any person or entity for which Messer employs, contracts, or is otherwise responsible, with respect to this Agreement.

10.4 Each Party (the “Waiving Party”) agrees that either its respective workers’ compensation policy will contain a waiver of subrogation in favor of the other Party, or that it will cause its insurer to waive the insurer’s right to recover from the other Party any payments made under the Waiving Party’s workers’ compensation policy in connection with any Indemnified Claims subject to the Waiving Party’ indemnity obligations under Section 9.2.

10.5 Prior to Messer commencing performance, Messer will provide documentation to Coffeyville Resources or Coffeyville Resources’ designee evidencing that the insurance coverage required in this Section is in full force and effect. Documentation of insurance will be provided using an industry acceptable certificate of insurance form, such as an ACCORD form or equivalent.

10.6 By requiring the insurance herein, Coffeyville Resources does not represent that the required coverage and limits will necessarily be adequate to protect Messer or its subcontractors. The insurance requirements herein merely prescribe the minimum amounts and forms of insurance coverage that Messer and/or its subcontractors are required to maintain. Messer will maintain in full force and effect during the Supply Period, at its sole cost and expense, the insurance policy coverages listed and described below.

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        10.6.1 Workers’ Compensation and Employer’s Liability. Workers’ Compensation insurance in the form and with limits prescribed by statutory law, and Employers’ Liability insurance with limits of at least $[***]. The policy(ies) shall include “other states” coverage and voluntary compensation coverage as permitted by law. An Alternate Employer endorsement shall be included on the Workers’ Compensation policy. If Messer’s employees are permanent residents of and/or perform operations in any monopolistic state including ND, OH, WA and WY, Stop Gap Employer’s Liability coverage of $[***] shall be maintained.

        10.6.2 Auto Liability. Messer will maintain auto liability insurance covering all owned, non-owned and hired autos in the standard ISO policy form or its equivalent. This policy will contain a $[***] combined single limit, each and every occurrence (bodily injury, death or property damage). If Messer transports by vehicle any hazardous waste, products, fluids, or materials that could damage the environment if released, this insurance shall also be endorsed to include coverage for claims under the Motor Carrier Act of 1980 (e.g., MCS-90 endorsement) and broadened pollution coverage (endorsement CA9948 or equivalent) resulting from the transportation of materials identified as hazardous during Messer’s performance. Coverage will include contractual liability. Messer will be responsible for physical damage to any vehicles and related equipment. Coverage shall include Messer’s employees as insureds and fellow employee coverage.

10.6.3 General Liability. Commercial General Liability insurance (“CGL”) written on an occurrence-based form including broad form contractual liability, against claims for bodily injury, including without limitation sickness, disease or death, broad form property damage, including loss of use resulting therefrom, personal and advertising injury, products, independent contractor’s or completed operations. The CGL shall not exclude, by endorsement or otherwise, coverage for bodily injury or property damage claims arising out of the rendering of or failure to render professional services.

The CGL coverage minimum limits required shall be $[***] each occurrence (bodily injury/property damage); $[***] products/ completed operations aggregate; $[***] personal and advertising injury (any one person); $[***] general aggregate (other than products/completed operations).

If the Work is performed near a railroad property, there shall be no exclusions for operations within 50 feet of a railroad (CG 24 17 or equivalent).

The products and completed operations coverage under the CGL shall be maintained for two years following termination of this Agreement.

        10.6.4 Umbrella and Excess Insurance. Messer will maintain either umbrella and/or excess insurance coverage containing a limit of $[***], each and every occurrence and aggregate. The policies listed and required in Sections 10.6.1 (Employer’s Liability), 10.6.2, and 10.6.3 shall be underlying insurance on the umbrella and excess insurance policy coverage. Umbrella or excess insurance will be on a follow form basis to the underlying insurance or provide coverage at least as broad as the underlying insurance policies. Such coverage will drop down to be primary in the event underlying limits or aggregates are depleted.

        10.6.5 Physical Damage/Equipment Coverage Insurance. Messer will maintain Physical Damage/Equipment Coverage Insurance for loss or damage to Messer’s equipment and machinery that is borrowed, rented, or leased and/or valued over $[***], including loss or damage during loading, unloading, and while in transit. Such coverage shall be on an all-

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risk basis or its equivalent subject to a limit of 100% of the replacement cost at the time of the loss with any and all deductibles to be assumed by, for the account of and at the sole risk of Messer.

10.7 Messer shall be responsible to pay any deductibles or self-insured retentions and for all losses, damages or liabilities resulting from Messer’s failure to provide or maintain the insurance required by this Agreement.

10.8 Messer shall provide Coffeyville Resources at least thirty (30) days written notice by certified mail return receipt requested of any cancellation or non-renewal when not replaced with equivalent coverage as required above, or if there is a material change resulting in the decrease of the required insurance. If Messer fails or neglects to obtain or renew the required insurance, Coffeyville Resources shall have the right (but not the obligation), (a) to procure such insurance and reduce any amount payable to Messer by the cost thereof, or alternatively, collect such amount from Messer; or (b) to deem such failure or neglect on the part of Messer as a material breach of the Agreement. Messer shall not intentionally do, allow or permit anything to be done that will affect, impair or contravene any policies of insurance that may be in force hereunder. Messer shall be solely responsible for and promptly pay when due, any and all premiums for all such insurance. Notwithstanding Messer’s obligation to provide, and Coffeyville Resources’ right to receive proof of insurance in compliance with this Section, any failure of Coffeyville Resources to require, or to insist that Messer comply with its obligations to provide, proof of insurance, shall not operate as a waiver of Messer’s obligations to provide insurance. Coffeyville Resources’ acceptance of a certificate evidencing coverage and limits not in compliance with the required coverage and limits set forth in this Section shall not be deemed a waiver of the foregoing requirements.

10.9 Coffeyville Resources may at any time upon prior written notice request Messer to increase the limits set forth to such amounts as inflation, industry practice or other factors indicate are reasonable or if required by applicable law. The foregoing insurance requirements will apply whether or not required by any other provision of the Agreement and the limits of coverage do not alter the indemnities and allocation of responsibilities in the Agreement.

11. LIMITATION OF LIABILITY

11.1 Except as provided for in Section 11.2, in all events, regardless of the legal theory (e.g., breach of contract or warranty, negligence, strict liability, etc.): (i) NEITHER PARTY IS LIABLE TO THE OTHER PARTY FOR [***]; and (ii) the total amount of damages that a Party may recover from the other Party resulting from any occurrences arising in connection with their relationship contemplated by this Agreement is limited to $[***] for all occurrences during any Contract Year and $[***] for all occurrences during any [***].

11.2 The limitations specified in Section 11.1 will not apply with respect to a Party’s liability for third party Indemnified Claims, or to the extent of an Indemnifying Party’s gross negligence or willful misconduct. In addition: (i) the limitations specified in Section 11.1(i) will not apply with respect to a Party’s liability for attorney fees as provided for in this Agreement; (ii) regardless of Section 11.1, Messer has the right to seek the full amount of any payments due from Coffeyville Resources under this Agreement, and Coffeyville Resources has the right to seek the full amount of the Export Credit and any credits due from Messer under Section 14; and (iii) regardless of Section 11.1(ii), a Party is entitled to the insurance proceeds available, under the policy types and up to the limits specified in Sections 10.6.3 and 10.6.4, to cover damage to its property that the other Party is responsible for under this Agreement.

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12. METERS

12.1.  Messer shall be responsible, to install and maintain meters as are necessary.

12.2 Any billing meters shall be inspected and tested for accuracy as either Party may reasonably elect or request. Messer shall bear the cost of all such test(s), except Coffeyville Resources shall be responsible for the cost of those test requested by Coffeyville Resources that show that the meter tested was accurate within [***] of full scale. Coffeyville Resources shall be notified of meter calibration not less than [***] business days in advance of such calibration for the purposes of witnessing same.

12.3 Coffeyville Resources’ sole remedy, and the sole obligation of Messer, if any meter is found to be inaccurate by more than [***] of full scale, is that Messer shall adjust any billings with applicable interest as set forth in Section 5.2 based on such billing meter to offset such inaccuracy with respect to those deliveries made during the period since the last accurate meter test or the [***] period prior to the date of discovery of the inaccuracy, whichever is shorter.

13. MESSER EQUIPMENT SUPPLY IMPACT

13.1 Upon reasonable notice under the circumstances, Messer may shut down any part of the Messer Equipment in an emergency, where Messer reasonably determines there to be risks to health and safety or risk of significant property damage.

13.2 Messer shall coordinate and cooperate with Coffeyville Resources to schedule planned activities that require an interruption in the operations of the Messer Equipment, including planned maintenance and repairs to the Messer Equipment during periods that Coffeyville Resources’ Plant is scheduled for shut down or at intervals of [***] if the intervals between scheduled Coffeyville Resources shut downs are more than [***] (each, a “Planned Turnaround”), provided that the first Planned Turnaround will occur during the second half of 2021. Messer shall provide Coffeyville Resources an ongoing one-year maintenance horizon plan that will include the anticipated dates for and lengths of Messer Equipment maintenance and repairs during Planned Turnarounds. Such maintenance horizon plan shall be provided to Coffeyville Resources on a monthly basis for review and approval, which Coffeyville Resources shall not unreasonably withhold. Messer expects to spend at least $[***] for Relife Capital Investment during the first two Planned Turnarounds, and at least $[***] for Relife Capital Investment during the first three Planned Turnarounds, subject to the following:

13.2.1 [***]

13.2.2 [***]

13.3 The following will not constitute a breach of Messer’s obligation to deliver Product as required under this Agreement:

13.3.1 Any reduction in or cessation of the supply of Product to Coffeyville Resources from the Messer Equipment (other than the Additional Oxygen Equipment) due to the following:

(i)[***];

(ii)The acts or omissions of Coffeyville Resources or its employees or contractors, including any planned or unplanned shut down of Coffeyville Resources Plant or Coffeyville Resources’ failure to

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provide any items specified in Exhibit B if such failure was the cause of the reduction or cessation;

(iii)A Force Majeure Event;

(iv)A reduction or cessation pursuant to [***]; or

(v)The failure of the items provided by Coffeyville Resources to meet the specifications set forth in Exhibit B and Appendix 3, as applicable, including power failures, if such failure was the cause of such reduction or cessation and did not result from the acts or omissions of Messer or its employees, agents, contractors, or subcontractors.

13.3.2  ASU downtime during the Allowable Planned Turnaround Hours.

13.3.3 If Coffeyville Resources reduces or eliminates its requirements due to reasons not caused by the acts or omissions of Messer or its employees, agents, contractors, or subcontractors, and Messer reduces or ceases its supply accordingly, then such reduction will not constitute a breach of Messer’s obligation to deliver Product as required under this Agreement. Provided, however, Messer shall provide Coffeyville Resources thirty (30) days notice in advance of ceasing supply as permitted in the prior sentence.

13.4 If it is determined [***] that any suspension or cessation under Section 13.1, or 13.3.1(i) - 13.3.1(v) by Messer was improper or wrongful, Messer shall be responsible for any loss or damages incurred by Coffeyville Resources (including reasonable attorney fees), to the extent resulting from such improper or wrongful suspension or cessation.

14. NON-CONFORMING PRODUCT, FAILURE TO DELIVER, PERFORMANCE AND RELIABILITY

14.1 Regardless of any provision of this Agreement other than Section 8.2, Coffeyville Resources’ sole remedies, and the sole obligations of Messer for a breach of Messer’s obligation to deliver Product meeting the Product Specifications as required under this Agreement are provided for in this Section 14.

[***]

14.2 The following terms will apply if, at any time, Messer’s liability under this Agreement exceeds the $[***], or Messer is in breach of this Agreement as specified in Section 14.1.7 or if Messer’s liability under this Agreement for third party Indemnified Claims or Messer’s gross negligence or willful misconduct exceeds $[***] (each, a “Trigger Event”):
14.2.1 Subject to Section 14.2.2, Coffeyville Resources shall be entitled to terminate this Agreement and purchase the ASU, the Existing Messer Liquid Facility and Additional Oxygen Equipment from Messer on an “AS IS” and “WHERE IS” basis at the purchase price in the table below that corresponds to the Contract Year of the termination (which shall be reduced by [***]) by giving Messer a written notice that describes the Trigger Event (“Election Notice”) within [***]after the Trigger Event, in which case Messer will be required to complete construction of the Additional Oxygen Equipment. For example, if termination occurs in Contract Year 7, after the third Planned Turnaround, and there is a Relife Capital Shortfall of $[***] at the time of termination, then the Equipment Price of $[***]will be reduced by $[***].

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Termination During Contract Year	Equipment Price
1	$[***]
2	$[***]
3	$[***]
4	$[***]
5	$[***]
6	$[***]
7	$[***]
8	$[***]
9	$[***]
10	$[***]
11	$[***]
12	$[***]
13	$[***]
14	$[***]
15 or later	$[***]
        14.2.2 If Coffeyville Resources gives Messer an Election Notice as provided for in Section 14.2.1, then each Party shall nominate a senior representative of its management team within two (2) days after the date that Messer receives the Election Notice, and the senior representatives shall meet at a mutually agreed location within ten (10) days after the date that Messer receives the Election Notice to discuss Coffeyville Resources’ basis for termination and any possible mutually agreeable alternatives to termination. If the Parties are not able to agree upon an alternative to termination during the meeting, and either Coffeyville Resources is the prevailing party in an arbitration under Section 14.2.3, or Messer does not elect to arbitrate as provided for in that Section, then: (a) Messer shall sell and convey to Coffeyville Resources, and Coffeyville Resources shall purchase from Messer, the ASU, the Existing Messer Liquid Facility and Additional Oxygen Equipment; and (b) the termination of this Agreement and closing of the purchase of the ASU, the Existing Messer Liquid Facility and Additional Oxygen Equipment shall take place on a mutually agreeable business day within [***]days following the date that Messer receives the Election Notice or within [***]days following the entry of the arbitration award, as applicable. At closing, Coffeyville Resources shall pay Messer the applicable purchase price specified in Section 14.2.1 (which shall be reduced by [***]) and any amounts owed under this Agreement, less any credits due to under Section 14.1, and Messer shall sell the ASU the Existing Messer Liquid Facility and Additional Oxygen Equipment to Coffeyville Resources, “AS IS, WHERE IS” and shall deliver to Coffeyville Resources a bill of sale and such other applicable instruments of transfer and physical possession as shall, in the reasonable opinion of counsel for Coffeyville Resources, be necessary to vest in Coffeyville Resources good and marketable title to the ASU, the Existing Messer Liquid Facility and Additional Oxygen Equipment.

14.2.3 Notwithstanding any other provisions of this Agreement: (a) if Messer elects to challenge Coffeyville Resources’ Election Notice following the meeting of senior representatives under Section 14.2.2, Messer must file a notice of arbitration within

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fifteen (15) days following such meeting of senior representatives; and (b) any such challenge pursuant to this Section shall be adjudicated through binding arbitration before a single arbitrator in Houston, Texas. The arbitration shall be conducted in accordance with the then-existing Expedited Commercial Arbitration Procedures of the American Arbitration Association (“AAA”), except as modified herein. The arbitrator will be selected from the AAA Roster of Commercial Arbitrators in accordance with the then-existing Expedited Commercial Arbitration Procedures. To ensure the rapid and economical resolution of any arbitration of a dispute regarding an election by Coffeyville Resources under Section 14.2.1, the Parties agree that the scope of the arbitration proceedings shall be limited to a determination by the arbitrator of whether the related Trigger Event occurred. The decision and award of the arbitrator shall be final, binding and conclusive on the Parties for all purposes, and judgment may be entered thereon in any court having jurisdiction. In addition to the foregoing, the prevailing Party in the arbitration shall be entitled to an award of its reasonable attorneys’ fees and costs, and all fees related to the arbitration, including but not limited to any filing fees, administrative fees and arbitrator fees shall be paid entirely by the non-prevailing party within fifteen (15) days from the date of entry of the arbitrator’s award. Any dispute regarding the amount of fees and costs under this Section shall not delay the effect of the arbitrator’s decision or the time period for closing as described in Section 14.2.2.

14.3 If Coffeyville Resources terminates this Agreement as provided for in Section 14.2, then, for a period equal to the Initial Term: (a) Messer will be entitled [***].

14.4 In the event that the Messer Site, or any material part thereof, shall be destroyed or damaged by fire or casualty, and such destruction or damage is so severe that, based on any reasonable estimates (which Messer shall deliver to Coffeyville Resources within [***]of such destruction or damage), the Messer Site cannot be placed in proper condition for use within [***]of the date of the fire or casualty, then this Agreement may be terminated at the election of Messer or Coffeyville Resources, and Coffeyville Resources shall have no obligation to purchase the ASU, the Existing Messer Liquid Facility and Additional Oxygen Equipment from Messer. Such election shall be made by the giving of notice by one party to the other within [***]after the right of election accrues. For purposes of this Section, what constitutes a “material part” of the Messer Site shall be reasonably determined by Messer. Provided, however, Coffeyville Resources shall not be entitled to terminate this Agreement pursuant to this Section 14.4 to the extent the fire or casualty was caused by the acts or omissions of Coffeyville Resources or its employees, agents, contractors or subcontractors.

In the event of termination pursuant to this Section 14.4, Messer shall be entitled to the entire sum of insurance proceeds attributable to the buildings, fixtures and other property which is not owned by Coffeyville Resources, which proceeds are received by either Messer or Coffeyville Resources in connection with the fire or other casualty. Messer shall be entitled to receive the proceeds of any insurance purchased by Messer to cover its personal property, equipment and business operations. Messer shall further be required to comply with its obligations under Section 3.4.4.

If neither Messer nor Coffeyville Resources exercises any right of election provided in this Section 14.4, this Agreement shall continue in full force and effect and Messer shall proceed to diligently and expeditiously repair or rebuild the Messer Site to as nearly as possible the same condition as prior to the damage or destruction, provided, however that, except to the extent that the fire or casualty was caused by the acts or omissions of Coffeyville Resources or its employees, agents, contractors or subcontractors: (a) the Minimum Monthly Charge (together with any then applicable price adjustment) which Coffeyville Resources would otherwise have been obligated to pay to Messer pursuant to this Agreement shall be abated from the date of the fire or casualty until such time as the Messer Site is so repaired or rebuilt; and (b) to the extent

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that the proceeds of insurance are insufficient to repair or rebuild the Messer Site, Messer shall bear all excess costs of repairing and rebuilding the Messer Site.
14.5 Coffeyville Resources shall pay Messer a reliability bonus $[***] for any Contract Year in which there are no more than [***]of ASU Downtime (“Reliability Bonus”).

15. FORCE MAJEURE.

15.1 Any failure, in whole or in part, by either Party to timely perform any obligation under this Agreement (except for the payment of monies due), shall be excused to the extent that such failure is caused by a Force Majeure Event.

15.2 “Force Majeure Event” means any foreseeable or unforeseeable event or cause beyond a Party’s reasonable control, and shall include natural disasters (e.g., earthquake, hurricanes, floods, fire); major upheavals (e.g., war, riots, act of terrorism, sabotage, labor strikes, embargoes); government intervention (e.g., government orders, court orders, confiscation, condemnation, future Laws), and the curtailment of energy sources or other raw materials or feedstock.

15.3 Upon the occurrence of a Force Majeure Event, the affected Party shall give reasonably prompt written notice to the other, stating that there will be a delay or nonperformance.

16. CONTRACTING AND SUBCONTRACTING

Messer may engage one or more qualified contractors or subcontractors. Messer will supervise all work contracted or subcontracted by Messer and will be responsible for all work performed by contractors or subcontractors as if Messer itself had performed such work. The contracting or subcontracting of any work to contractors or subcontractors does not relieve Messer of any of its obligations under this Agreement, including but not limited to Messer’s indemnity obligations under Section 9. Any acts and omissions of a Messer contractor or subcontractor in performing or failing to perform work under this Agreement that Messer contracts or subcontracts to that contractor or subcontractor will be considered as Messer’s acts and omissions under this Agreement. Contracts or subcontracts with affiliates of Messer will be on a competitive and arms-length basis. Coffeyville Resources has the right to disapprove of or remove any contractors or subcontractors in its sole discretion however, Messer will not be responsible for any delays or costs in connection with Coffeyville Resources’ removal of a contractor or subcontractor unless such removal is based upon Messer or its contractors’ and/or subcontractors’ failure to act in compliance with this Agreement. Messer is responsible for paying all costs and charges of all Messer contractors or subcontractors.

17. LIENS

Messer will promptly pay for all labor, services, equipment and materials used or furnished in connection with its performance under this Agreement and will at its expense keep Coffeyville Resources’ premises and all property belonging to Coffeyville Resources, free and clear of any and all liens and rights of lien arising out of labor, services, material and equipment furnished by Messer or its employees, materialmen, contractors or subcontractors in connection with this Agreement. If Messer fails to release and discharge any claim of lien of others that Messer is responsible for against Coffeyville Resources' property within fifteen (15) business days after receipt of notice from Coffeyville Resources to remove such claim of lien, or to actively defend the lien claim at Messer’s expense, then Coffeyville Resources may, at its option, discharge or release the claim of lien, or otherwise deal with the lien claimant, and Messer will pay Coffeyville Resources any and all reasonable costs and expenses of Coffeyville Resources, including

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reasonable attorneys’ fees incurred by Coffeyville Resources in connection with the discharge or release.

18. ASSIGNMENT

18.1 This Agreement is not assignable by either Messer or Coffeyville Resources except upon the written consent of the other Party, which consent shall not be unreasonably withheld.

18.2 Notwithstanding Section 18.1, either Party may assign this Agreement, without the consent of the other Party to an affiliate [***]. Moreover, any assignment by Messer must be to an experienced, reputable and prudent operator of facilities such as that at issue in this Agreement. If requested by the non-assigning Party, the assigning Party shall require the assignee to assume its obligations under this Agreement in writing.

19. NOTICES

Any notice or other communication required pursuant to this Agreement shall be deemed to have been duly given if delivered personally or sent by facsimile transmission (confirmed by certified mail) or by certified mail (postage prepaid, return receipt requested), addressed as provided below. Until another address or addresses shall be furnished in writing by either Party, notices shall be addressed as follows:

If to Messer	Messer LLC 200 Somerset Corporate Blvd, Suite 7000 Bridgewater, NJ 08807 Facsimile Number [***] Attention: Onsite Contract Administration
and a copy also sent to:	Messer LLC 200 Somerset Corporate Blvd., Suite 7000 Bridgewater, NJ 08807 Facsimile Number [***] Attention: General Counsel – Messer
If to Coffeyville Resources:	Coffeyville Resources Nitrogen Fertilizers, LLC 2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 Attention: General Counsel
and a copy also sent to:	Coffeyville Resources Nitrogen Fertilizers, LLC 701 E. Martin St. P.O. Box 5000 Coffeyville, KS 67337 Attention: Facility Manager
20. CONFIDENTIALITY

20.1 Messer and Coffeyville Resources may provide each other with access to Confidential Information. “Confidential Information” means confidential information of a Party, including the whole and any part of this Agreement. Confidential Information shall include, but not be limited to information relating to a Party’s business, assets or operations including, but not limited to, inventions, concepts, designs, processes, specifications, schematics, equipment, technical information, procedures or standards, know-how, current and prospective customers, suppliers,

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consultants, financial and sales information, commercial activities, the existence or subject matter of this Agreement, business strategies, records or other information relating to its business activities or operations and those of its affiliates, customers, suppliers, consultants, licensors, contractors, subcontractors, agents or any others to whom the disclosing Party owes a duty of confidentiality. Each Party agrees to hold such Confidential Information in trust and confidence, to take all reasonable precautions to prevent unauthorized disclosure, and to only use such Confidential Information as necessary to perform its obligations and enforce its rights under this Agreement. Each Party may disclose Confidential Information if required by any law, rule or regulation, or by court order or the rules of any securities exchange, and to those officers, directors, agents, attorneys, accountants, experts and employees (or employees of Affiliates) with a need to know, shall inform such individuals of its confidential nature and shall cause such individuals to comply with this Section 20. This Section 20 shall survive any termination of this Agreement for a period of five years.

20.2 “Confidential Information” does not include, and the provisions of this Section 20 shall not apply to information which:

20.2.1 is now in or hereafter comes into the public domain without breach of this Agreement and through no fault of the receiving Party, or

20.2.2 is properly and lawfully known to the receiving Party prior to disclosure as evidenced by written records, or

20.2.3 subsequent to disclosure is lawfully received by the receiving Party from a third party without any restriction to disseminate the Confidential Information, or

20.2.4 is developed by employees, agents, or consultants of the receiving Party independently of and without reference to any Confidential Information of the disclosing Party as shown by tangible evidence,

21. ENVIRONMENTAL, HEALTH, SAFETY AND SECURITY

21.1 Messer agrees to comply with the Coffeyville Resources rules and requirements pertaining to environmental, health, safety and security, attached as Exhibit D (collectively, “Procedures”), which Procedures may be updated from time to time, in which case the updated Procedures shall be provided to Messer in advance of implementation. However: (a) the Parties do not intend for the Procedures to increase Messer’s warranty, indemnity, or insurance obligations under this Agreement or expand the limitations on damages under this Agreement; (b) the Parties shall share equally in any costs incurred by Messer to comply with updates to the Procedures required due to changes in applicable Laws; and (c) Coffeyville Resources will reimburse Messer for any costs incurred by Messer, in excess of $[***] to comply with updates to the Procedures that are not required due to changes in applicable Laws. Messer will establish, maintain, and enforce safe practices and implement any safety and health practices and programs required under Federal, State, and local regulations.

21.2 Messer will be responsible for the following: (a) providing its employees with applicable health and safety training in accordance with Messer’s policies, (b) proper maintenance or disposal of their personal protective equipment and material handling equipment in accordance with Messer’s policies, (c) ensuring that each employee entering Coffeyville Resources’ Site has completed Coffeyville Resources’ site specific safety and security training prior to entry, and (d) ensuring that its subcontractors are aware of and in compliance with the requirements set forth in this Section.

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21.3 Messer will take all reasonable steps and precautions to protect the health of its employees and other personnel.

21.4 Messer will handle and dispose of all industrial and hazardous waste generated in connection with its performance under this Agreement in accordance with all applicable laws, rules and regulations and Messer’s policies and procedures.

21.5 Messer’s employees must satisfactorily complete the Site-Specific Safety and Security Training and pass the related testing administered by Coffeyville Resources prior to entering Coffeyville Resources’ site. Satisfactory completion of the Site-Specific Safety and Security Training and related testing shall be valid for 12 months, after which time they must be completed again.

22. DRUGS, ALCOHOL AND WEAPONS

Messer agrees to advise its employees, agents, subcontractors and their respective employees that it is the policy of Coffeyville Resources that: (a) the use, possession or distribution of illegal or unauthorized drugs, drug-related paraphernalia, or weapons on Coffeyville Resources' and/or the Messer Site is strictly prohibited and the use or possession of alcohol beverages, except where authorized by Coffeyville Resources' management, is also strictly prohibited on such premises; and (b) any person who is found in violation of the policy may be removed and/or barred from Coffeyville Resources' and/or Messer’s premises.

23. LAWS, REGULATIONS AND COMPANY RULES

Messer shall obtain, make and file the following in connection with this Agreement, and Coffeyville Resources shall assist Messer in the completion of any related applications:

Land use / zoning permits
Construction permits
Stormwater Pollution Prevention Plan
Spill Prevention, Control, and Countermeasure Plan
Air Pollution Control Permits
Operating Permits

Coffeyville Resources shall obtain, make and file for all new permitting required in connection with the Additional Oxygen Equipment except to the extent related to the existing Messer Site (which exclusion includes modifications to permitting or similar authorizations or filings that exist or should exist with respect to the existing Messer Site, which shall remain Messer’s responsibility). Messer shall assist Coffeyville Resources in the completion of any related applications.

Messer will comply with all applicable federal, state and local laws, regulations, rules and ordinances relating to Messer's performance under this Agreement, including, but not limited to the following, as applicable, (a) employment and wage and hour laws; (b) child labor laws; (c) health and safety and environmental laws; (d) immigration laws; (e) discrimination and harassment prevention; (f) laws relating to the payment of employment-related taxes, such as Social Security, FICA and FUTA; (g) workers' compensation, (h) Laws related to security and homeland security matters, (i) the Chemical Facility anti-Terrorism Standards; and (j) OFCCP. Messer is strictly prohibited from utilizing any undocumented workers to perform any of its duties hereunder and will comply with and retain all employment eligibility verification (I-9) forms for its entire workforce. as required by law. Messer agrees, in connection with its performance under this Agreement, not to discriminate against any employee or applicant for employment becuase of race, gender, religion, color, national origin, age, disability, or veteran status. Messer shall comply with all applicable Laws relating to the production, presence, handling and distribution of the

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Product before and up to the Point of Delivery. Coffeyville Resources shall comply with all applicable Laws regarding the presence, handling or use of Product from the Point of Delivery, including the reporting obligations under the Emergency Planning and Community Right to Know Act of 1986, 42 USC Sections 11001-11049.

24. DISPUTES

Messer and Coffeyville Resources shall use reasonable efforts to resolve all disputes arising out of or relating to this Agreement through good faith negotiations within their respective on-site teams within fifteen (15) days from the date notice of such dispute is provided by one Party to the other. If negotiations within the on-site teams fail to resolve the dispute within such fifteen (15) days, then Messer and Coffeyville Resources shall, within ten (10) days, each nominate a senior representative of its management team at the level immediately subordinate to the respective chief executive officers to meet at a mutually agreed location to resolve the dispute. Such meeting shall take place within thirty (30) days from the date of designation of such senior representatives. The good faith efforts to resolve disputes set forth in this Section shall be concluded within sixty (60) days of written notice of the dispute, unless this period is extended by written agreement signed by Messer and Coffeyville Resources. Nothing in this Section precludes Messer and Coffeyville Resources from using a third-party neutral to assist them to resolve a dispute. Any dispute that cannot be resolved by the parties will be resolved in a court of competent jurisdiction. Neither Party shall discontinue or delay its performance under this Agreement during the pendency of any dispute, without the written permission of the other Party. Any fines, penalties, damages, liquidated damages or otherwise that are provided for under this Agreement shall not be abated during the time the Parties engage in these dispute resolution procedures.

25. AUDITS

25.1 Messer agrees to maintain all its records and documents relating to this Agreement, including, but not limited to those records and documents which substantiate any charges, statements, invoices, calculations, price adjustments, and measurements under this Agreement (collectively, “Records”) in accordance with Messer’s record retention policies, but in no event for less than three years with respect to the Records. Messer agrees to maintain all its records and documents relating to the Relife Investment, (collectively, “Relife Records”) for no less than seven (7) years. All other documents or record relating to Messer’s performance under this Agreement will be maintained in accordance with Messer’s record retention policies, but in no event for a period of time less than that required by applicable Laws.

25.2 Upon reasonable prior notice, Messer shall allow a mutually agreed upon qualified independent third party (“Auditor”) engaged by Coffeyville Resources to: (a) inspect and audit those records related to Messer’s compliance with Sections 21 and 23 at an agreed upon date during normal business hours; and (b) provide documentation to the Parties of any breach of those Sections identified by the Auditor during the inspection and Audit. However, Messer is not required to permit any inspection and audit under this Section 25.2 more than once each calendar year absent evidence that Messer is or may be in breach of its obligations under Sections 21 or 23.

25.3 Within one (1) month following the first Planned Turnaround, Messer shall complete a [***] utilizing an individual or company mutually agreed upon by the Parties, the results of which shall be provided to and reviewed with Coffeyville Resources. The Parties shall agree upon the scope of the [***], and Coffeyville Resources shall pay the [***] costs above $[***] for the firm selected to complete the [***]. Each Party will be responsible for its own internal costs related to the [***]and monitoring of the third party firm conducting the [***]. The purpose of the [***]will be

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to provide decision support to help identify and prioritize vulnerabilities for elimination and identify key vulnerabilities that may hinder the availability of the ASU. [***]

25.4 Subject to Sections 8.2 and 8.3, upon reasonable prior notice, Coffeyville Resources may engage an Auditor to: (a) audit Messer’s calculation of any and all charges, statements, invoices, calculations, price adjustments, or measurements under this Agreement; and (b) if the Auditor identifies errors in the items set forth in Section 25.4(a), provide documentation to the Parties of the error and the corrected item. If the Auditor identifies an error or errors, then Messer shall issue credits or additional billings, as applicable, until the amount of the error is credited or billed in full, as applicable, and reimburse Coffeyville Resources for the cost of the Auditor.

25.5 Upon reasonable prior notice no later than [***]after the end of the second, and third Planned Turnarounds, Coffeyville Resources may engage an Auditor to determine the amounts spent by Messer during such Planned Turnarounds and advise the Parties if the Auditor determines that Messer did not spend at least the amounts specified in Section 13.2, in which case Messer shall adjust the Minimum Monthly Charge as specified in Section 13.2.

25.6 An Auditor must execute a confidentiality agreement in a form acceptable to Messer that requires the Auditor to retain in confidence all information disclosed by Messer during an inspection or audit under this Section. Messer’s obligation to provide access to Auditors under this Section is subject to the Auditors’ compliance with the site rules in effect at the place of the audit.

26. GENERAL PROVISIONS

26.1 Section Heading. The Section headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any provision.

26.2 Entire Agreement. This Agreement, including the attached Appendices and Exhibits, sets forth the entire agreement between Messer and Coffeyville Resources and supersedes and cancels all prior and contemporaneous on-site product supply agreements, amendments, restatements, and other agreements and understandings between the Parties or any of their respective predecessors, oral or written, relating to the subject matter herein, including the Amended and Restated On-Site Product Supply Agreement between the Parties dated June 1, 2005, as amended.

26.3 No Waiver. No amendment, modification, waiver or discharge of any provision of this Agreement shall be effective unless specifically set forth in writing stating that it is an amendment, modification, waiver or discharge of, one or more specified provisions of this Agreement and signed by an authorized individual on behalf of each Party.

26.4 Forms and Acknowledgement. Any terms contained in a delivery document used by Messer or a purchase order, acknowledgments or confirmation used by Coffeyville Resources, that conflict with, is different from, or is additional to, the terms in this Agreement is deemed deleted and shall not be made part of this Agreement.

26.5 Severability. Even if any judicial or administrative authority holds any part of this Agreement to be invalid, this Agreement shall remain in force with such invalid part deleted.

26.6 Independent Contractors. The Parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement.

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26.7 No Third-Party Rights. Other than as set forth in Section 1.3, the Parties do not intend to confer any contractual rights or benefits upon any third party, either directly or incidentally.

26.8 Pre-Existing Agreements. Each Party represents and warrants to the other Party that neither the execution and the delivery of nor the consummation of the transactions contemplated in this Agreement, shall conflict with, result in a breach of, constitute a default under, any other agreements to which the Party making such representation is a party.

26.9 Interpretation. In this Agreement, unless the context indicates otherwise: (A) the singular includes the plural and the plural the singular; (B) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import; (C) references to Sections, Appendices and Exhibits are to those of this Agreement; (D) references to this Agreement shall be deemed to include all Appendices, Exhibits and all subsequent amendments and other modifications; and (E) references to a Party include its successors and permitted assigns.

26.10 Survivability. Those provisions in this Agreement which by their terms should survive the termination or expiration of this Agreement, including Sections 1.3, 2.2, 3.1, 3.2, 3.4.4, 3.5.3, 3.6, 4, 7.1, 8, 9, 10, 11, 12, 13.4, 14, 16, 17, 19, 20, 24, 25 and 26 shall survive the termination or expiration of this Agreement.

26.11 Governing Law. This Agreement will be governed by and be construed in accordance with the laws of the state of Texas without reference to its laws governing conflicts of law. Each Party hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement will be brought in the courts of the state of Texas or in any United States District Court located within Texas, and by execution and delivery of this Agreement, each party irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT A RIGHT TO A JURY IS A RIGHT, THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL, AND THAT THIS JURY WAIVER HAS BEEN ENTERED INTO KNOWINGLY AND VOLUNTARILY BY ALL PARTIES TO THIS AGREEMENT.

26.12 Attorney’s Fees. In the event of litigation concerning the interpretation or enforcement of this Agreement, the prevailing party in such litigation, as determined by the court, will be entitled to recover from the other party, such prevailing party's reasonable attorneys' fees as well as its reasonable costs and expenses.

26.13 Judicial Construction. The Parties agree that judicial construction and interpretation of this Agreement shall be made as though this Agreement were mutually drafted by both Parties; and shall not – on the basis of drafting – be construed in favor of or against a particular Party hereto.

26.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which together will constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Coffeyville Resources Nitrogen Fertilizers, LLC	Messer LLC
By: /s/Neal Barkley	By: /s/ Robert J. Capellman
Print Name: Neal Barkley	Print Name: Robert J. Capellman
Title: Vice President and General Manager	Title: Executive Vice President
Date: July 31, 2020	Date: July 30, 2020

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APPENDIX 1

DEFINITIONS

The definitions of the following terms are as follows:

Additional Oxygen Equipment
means a 3,000 standard short tons (“ST”) oxygen storage vessel and related vaporization equipment and ancillary equipment that Messer will install at the Messer Site, which is additional to the Messer Equipment currently installed at the Messer Site and in which the evaporation rate of the liquid oxygen is below [***].

Allowable Planned Turnaround Hours	means 504 hours per two-year period during Planned Turnarounds when Messer shall be permitted to shutdown the Messer Equipment.
ASU	the Air Separation Unit consisting of a gaseous Product and argon producing plant and related facilities and includes the main air compressor, cold box, liquid pumps and the Major Equipment.
ASU Downtime
means a period of cessation of the supply of Nitrogen Product or Oxygen Product to Coffeyville Resources from the ASU for reasons other than those specified in Section 13.3 or a Major Equipment Failure.

ASU Trip
ASU Trip: means: (a) before the Supply Commencement Date, ASU Downtime for any period during which Coffeyville Resources’ gasifier shuts down due to lack of Oxygen supply; and (b) after the Supply Commencement Date, ASU Downtime for a consecutive period of more than two hours during which Coffeyville Resources’ gasifier shuts down due to lack of Oxygen supply.

CDA Downtime
means a period of cessation of the supply of CDA Product to Coffeyville Resources from the ASU for reasons other than those specified in Section 13.3 or a Major Equipment Failure, during which Coffeyville Resources’ gasifier shuts down due to lack of CDA Product supply.

CDA Product	means clean, dry air that meets the Product Specifications.
Claims	means as defined in Section 9.1
Coffeyville Resources’ Pipelines
means pipelines suitable for use in connection with the delivery of Product under this Agreement, owned or leased by Coffeyville Resources and operated and maintained for its benefit, which connect the Coffeyville Resources’ Plant with the Messer Pipelines at points on the boundary of the Messer Site agreed upon by the Parties.

Coffeyville Resources’ Plant	means the facilities and plants located at Coffeyville Resources’ Plant Site, including the gasification plant, ammonia synthesis loop and UAN plant but excluding the Messer Equipment.

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Coffeyville Resources’ Plant Site	means the parcel of land near Coffeyville, Kansas on which Coffeyville Resources' fertilizer complex (including the Messer Site) is located and which is more particularly identified in Exhibit E.
Contract Year	means the 12-month period starting on the first day of the Supply Period, and each succeeding 12-month period.
Effective Date	means the date that the last Party signs this Agreement.
Environmental Law
means any Laws, relating to environmental compliance or liability, including: (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.) (“CERCLA”); (B) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.) (“RCRA”); (C) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (D) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.); (E) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (G) the Clean Water Act (33 U.S.C. §1251 et seq.); (H) the Clean Air Act (42 U.S.C. §7401 et seq.); (I) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300 et seq.); and (J) the National Environmental Policy Act of 1969 (42 U.S.C. §4321).

Environmental Noncompliance	means any violation of any Environmental Law, including: (A) any Release or threatened Release of any Hazardous Substance; (B) any noncompliance regarding the construction, modification, operation and maintenance of physical structures, equipment, processes or facilities; (C) any noncompliance with occupational safety and health requirements related to Hazardous Substances; or (D) any failure to obtain or maintain permits required to operate legally.
Existing Messer Liquid Facility
means one or more storage vessels for Liquid Product and related vaporization equipment and ancillary equipment, having the Liquid Product capacity stated in Exhibit A(III), that are owned, maintained and operated by Messer on the Messer Site.

Five Year Period	means the five-year period starting on the first day of the Supply Period, and each succeeding five-year period.

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Hazardous Substances	means all materials or substances regulated as a toxic or hazardous under any Laws, because of its potential risk to human health or the environment, including, all materials or substances containing any of the hazardous characteristics or constituents set forth in 40 C.F.R. §261.20 et seq., listed as a hazardous waste pursuant to 40 C.F.R. §261.30, defined as a hazardous substance in the CERCLA, or defined as a toxic hazardous waste in the Solid Waste Disposal Act, 42 U.S.C. §6901 et seq. or of uncontained oil and petroleum and their byproducts. Notwithstanding the foregoing, Hazardous Substances, with respect to Messer, shall be limited only to those Hazardous Substances used by Messer on the Messer Site.
Instantaneous Flow Rate	means the average flow rate for a 1-minute interval, calculated from 6 sequential data points recorded by Messer’s PLC, each equal to the instantaneous flow integrated over a 10 second interval.
Laws	means any local, state, or federal laws, statutes, regulations, rule or ordinance, as may be amended, enacted or promulgated from time to time.
Liquid Product	means Nitrogen Product or Oxygen Product provided by Messer in liquid form.
Major Equipment	[***]
Major Equipment Failure
Means the catastrophic or extraordinary failure or breakdown of Major Equipment that disrupts the operation of the equipment, but does not include failures or breakdowns caused by: (a) normal wear and tear to the equipment that could have been reasonably anticipated by a reasonably prudent operator engineer or maintenance professional performing predictive analytics on equipment that could shut down the ASU (b) Messer or its contractors or subcontractors negligence or willful misconduct; (c) Messer’s improper or delayed maintenance of the equipment; or (d) minor equipment failures such as sensors, gauges, wiring, controls and control boards. Messer shall provide Coffeyville Resources with notice of a claim of an event constituting a Major Equipment Failure within 10 days of its occurrence, which notice shall include details of the particular equipment involved and the basis for which it is claiming that the condition constitutes a Major Equipment Failure.

Messer Equipment	means the ASU, the Existing Messer Liquid Facility, the Additional Oxygen Equipment, and the Messer Pipelines, collectively.

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Messer Pipelines	means pipelines suitable for use in connection with the delivery of Product under this Agreement, owned or leased and operated and maintained by Messer, which connect the Messer Equipment to Coffeyville Resources’ Pipelines.
Messer Site	means two parcels of land located within Coffeyville Resources’ Plant Site and which is more particularly identified in Exhibit E and includes (1) the ASU and the Existing Messer Liquid Facility; and (2) the Additional Oxygen Equipment.
Minimum Monthly Charge
means the monthly charge for the commitment of the Messer Equipment and Product availability, up to Delivery Requirements, payable by Coffeyville Resources to Messer as more specifically described in Exhibit A(V), as adjusted under Appendix 2.

Nitrogen Product	means nitrogen gas (including vaporized liquid) and liquid that conforms to the Product Specifications.
Oxygen Product	means oxygen gas (including vaporized liquid) and liquid that conforms to the Product Specifications.
Point of Delivery	the point where each of Coffeyville Resources’ Pipelines are connected to the corresponding Messer Pipelines.
Product	means the CDA Product, Nitrogen Product, and Oxygen Product, collectively.
Release	means as such term is used in CERLCA or any other similar Environmental Law, or any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, or migration of any Hazardous Substance into the environment (including ambient air, surface or ground water, and surface or subsurface strata), including the movement of any Hazardous Substance in or through the air, soil, surface or ground water, or property.
Relife Capital Investment	Means the amount of capital invested in replacing and improving the operating equipment of the ASU.
Relife Capital Shortfall	[***]
scf or standard cubic foot	means one cubic foot of gas measured at a temperature of 70F, at a pressure of 14.696 psia.
Supply Commencement Date	means the first day of the month after the month in which Messer gives Coffeyville Resources an Additional Oxygen Equipment Completion Notice.
Supply Period	means the period that starts on the Effective Date and ends on the applicable Expiration Date.
Water	means, as applicable, cooling water, make up water, feed water or utility water provided by Coffeyville Resources to Messer.

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APPENDIX 2
PRICE ADJUSTMENT FORMULA

I.  Minimum Monthly Charge

A.The Minimum Monthly Charge for Messer Equipment other than Additional Oxygen Equipment will be adjusted annually, starting six months after the first day of the Supply Period, in accordance with the following formula:

CMPC = BMPC X ([***]% [***]% X (CAPIn [***]CAPI0))

Where:

CMPC = the adjusted Minimum Monthly Charge for Messer Equipment other than Additional Oxygen Equipment

BMPC = the base Minimum Monthly Charge for Messer Equipment other than Additional Oxygen Equipment set forth in Exhibit A(V)(A)

CAPIo = [***]

CAPIn = [***]

B.The Minimum Monthly Charge for the Additional Oxygen Equipment will be adjusted [***], starting [***]after the Supply Commencement Date, in accordance with the following formula:

CTC = BTC x ([***]% + [***]%) x (CAPIn[***]CAPI0))

Where:

CTC = the adjusted Minimum Monthly Charge for Additional Oxygen Equipment

BTC = the base Minimum Monthly Charge for Additional Oxygen Equipment set forth in Exhibit A(V)(A)

CAPIo = [***]

CAPIn = [***]
.

II. Export Credit

The Export Credit will be adjusted annually, starting six months after the first day of the Supply Period, in accordance with the following formula, except that no annual increase or decrease to the Export Credit will exceed [***]%, regardless of the adjustment determined in accordance with the following formula:

        CLIQ = BLIQ [***] (PWRn[***]PWR0)

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Where:

CLIQ = the adjusted Export Credit

BLIQ = the base Export Credit set forth in Exhibit A(V)(B)

PWR0 = [***]

PWRn = [***]

III. Unit Price for Product

A.The prices set forth in Exhibit A(V)(C), Exhibit A(V)(D), and Exhibit A(V)(E) will be adjusted [***], starting [***]after the Effective Date, in accordance with the following formula:

Pnew = Pbase [***] ([***]% [***]% [***] (CAPIn [***]CAPI0))

Where:

Pnew = the adjusted price under Exhibit A(V)(C), Exhibit A(V)(D), or Exhibit A(V)(E), as applicable

Pbase = the base prices set forth in Exhibit A(V)(C), Exhibit A(V)(D), or Exhibit A(V)(E), as applicable

CAPIo = [***]

CAPIn = [***]

B.The prices set forth in Exhibit A(V)(F) and Exhibit A(V)(G) will be adjusted [***], starting [***]after the Effective Date, in accordance with the following formula:

Pnew = Pbase x ([***] (PWRn[***]PWRo) [***] (CAPIn[***]CAPIo) [***] (PPIn[***]PPIo) [***] (Dieseln[***]Dieselo))

Where:

Pnew = the adjusted price under Exhibit A(V)(F) or Exhibit A(V)(G)

Pbase = the base price set forth in Exhibit A(V)(F) or Exhibit A(V)(G)

PWRo = [***]

PWRn = [***]

CAPIo = [***]

CAPIn = [***]

PPIo = [***]

PPIn = [***]

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Dieselo = [***]

Dieseln = [***]

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.APPENDIX 3

AIR/ WATER AND HYDROGEN REQUIREMENTS

A.Acceptable Air Contaminant Levels*

COMPONENT	MAXIMUM CONTINUOUS CONCENTRATION (VPM)

Carbon Dioxide	[***]
Methane	[***]
Ethane	[***]
Acetylene	[***]
Ethylene	[***]
Propane	[***]
Propylene	[***]
Butane	[***]
>C4 (non-aromatic)	[***]
Sulfur Compounds	[***]
Chlorides	[***]
NO and NO2	[***]
N2O	[***]
* If Hydrogen exceeds a maximum continuous concentration of 1.0 VPM, then the Parties shall work together in good faith to reduce the concentration to no more than 1.0 VPM.

B.Minimum Acceptable Cooling Water Quality

•Pressure at battery limits [***] psig
•Allowable pressure drop at battery levels [***] psi
•Maximum temperature rise at battery levels [***]°F

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Specifications:

Circulating Water
Total Alkalinity (methyl orange)	[***] ppm*
Total Suspended Solids	[***] ppm
Total Dissolved Solids	[***] ppm
Iron	[***] ppm
Calcium Hardness (as CaCO3)	[***] ppm
Silica (SiO2)	[***] ppm
Sulfates (SO4)	[***] ppm
Chlorides (CI)	[***] ppm
Chlorine (free)	[***] to [***] ppm
Total Phosphates (as P)	[***] ppm
pH	[***]**
Corrosives (H2S, organic acids, etc.)	[***]
Organic matter	[***]
Copper	[***] ppm
Zinc	[***] ppm
Microbiologic Activity	[***] cfu/ml
* “ppm” means parts per million by weight.
** Infrequent and short-interval, less than [***], excursions up to [***] are possible, and Coffeyville Resources will alarm at [***].
Generally, most cooling waters are acceptable with a comprehensive water treatment program. This is a necessary part of operating a cooling water system. Corrosion inhibitors and pH control is often required to protect copper alloys of the cooler material from severe corrosion rates and fouling. Messer would be pleased to review the site specific water analysis and advise on necessary treatment.

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C.The hydrogen provided by Coffeyville Resources under Exhibit B(I)(C) shall have a minimum purity of 99.3% hydrogen and shall conform to the following additional purity requirements:

Component  Maximum Amount
Oxygen  [***]
Nitrogen [***]
Carbon Monoxide [***]
Carbon Dioxide [***]
Water  [***]
Methane [***]
Total Hydrocarbons [***]
Argon  [***]

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EXHIBIT A

I.Initial Term

The period starting on the Effective Date and ending 15 years after the Supply Commencement Date (the “Initial Term”).

II.Product Specification and Capacities

A.Product Specifications

a.Purity:

Oxygen Product: [***]% (normal operating)

Nitrogen Product, with inerts: [***]% not more than [***] ppm of oxygen (normal operating, [***] ppm trip point)

CDA Product: Dew point [***]°F (normal operating)

b.Pressure at Point of Delivery:

To the Gasification Plant at Coffeyville Resources’ Plant:
        Oxygen Product: [***] psig ± [***] psi

To the Ammonia Synthesis Loop at Coffeyville Resources’ Plant:
        Nitrogen Product: [***] psig ± [***] psi

To Coffeyville Resources’ Pipelines:
        CDA Product: [***] psig ± [***] psi

B.Production and Delivery Capabilities (“Delivery Requirements”):

a.High Pressure ([***] +/- [***] psig) Oxygen Product:
[***] scf per hour (Maximum Instantaneous Flow Rate at [***] psia and [***]°F dry bulb and [***]°F wet bulb and cooling water at [***]°F).

b.Low Pressure ([***] +/- [***] psig) Oxygen Product:
[***]scf per hour (Maximum Instantaneous Flow Rate at [***]psia and [***]°F dry bulb and [***]°F wet bulb and cooling water at [***]°F).
c.Nitrogen Product ([***] +/- [***] psig):
[***] scf per hour (Maximum Instantaneous Flow Rate at [***]psia and [***]°F dry bulb and [***]°F wet bulb and cooling water at [***]°F).

d.CDA Product:
[***] scf per hour (Maximum Instantaneous Flow Rate at [***] psia and [***]°F dry bulb and [***]°F wet bulb and cooling water at [***]°F)

III.Liquid Product Capacity

A.Liquid Nitrogen
Storage:   11,000 gallons
Vaporization:  [***] scf per hour at [***] psig

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[***] scf per hour at [***] psig for up to [***] hours of continuous service
B.  Liquid Oxygen
Storage (current):  11,000 gallons

Storage (additional): 3,000 ST
Vaporization (current):  [***] scf per hour at [***] psig for up to [***] hours of continuous service
Vaporization (additional): [***] scf per hour at [***] psig

IV.Liquid Refill Protocol

A.Oxygen evaporation from the Additional Oxygen Equipment storage vessel will be replenished from the excess liquid oxygen produced at the ASU. If the supply of Oxygen Product from the ASU ceases, then liquid Oxygen Product will be replenished from:
a.The excess liquid Oxygen Product produced at the ASU; and
b.Liquid Oxygen Product delivered to Coffeyville Resources from other Messer facilities or third-party gas suppliers.
B.Until Coffeyville Refining converts from bulk nitrogen to on-site nitrogen, if, for any reason, and for so long as, the volume of liquid Oxygen Product in the Additional Oxygen Equipment storage vessel is: [***]then Messer shall refill the vessel at [***] tons per day until it reaches [***]%.
C.Upon Coffeyville Refining’s conversion from bulk nitrogen to on-site nitrogen, if, for any reason, and for so long as, the volume of liquid Oxygen Product in the Additional Oxygen Equipment storage vessel is: [***], then Messer shall refill the vessel at [***] tons per day until it reaches [***]%.
D.Regardless of Section 3.9 of the Agreement, if, and for so long as, the volume liquid of Oxygen Product in the Additional Oxygen Equipment storage vessel is below [***]%, Messer shall sell no more than [***]of the liquid oxygen produced by the ASU to third parties and, if, and for so long as, the volume of liquid Oxygen Product in the Additional Oxygen Equipment storage vessel is between [***]% and [***]% , Messer shall sell no more than [***]of the liquid oxygen produced by the ASU to third parties.

V.Pricing Schedule

A. The base Minimum Monthly Charges are as follows:

(i) Effective Until August 1, 2020:

Messer Equipment other than Additional Oxygen Equipment: $[***] as the base monthly Minimum Monthly Charge for Messer Equipment other than Additional Oxygen Equipment

(ii) Effective as of August 1, 2020:

Messer Equipment other than Additional Oxygen Equipment: $[***] as the base monthly Minimum Monthly Charge for Messer Equipment other than Additional Oxygen Equipment.

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(iii) Effective on the Supply Commencement Date:

Additional Oxygen Equipment: $[***] as the base monthly Minimum Monthly Charge for Additional Oxygen Equipment.
B. Effective as of August 1, 2020, the base Export Credit is $[***]per month.

C. The base prices for any additional gaseous products from the ASU above the Maximum Instantaneous Flow are as follows:

Effective Until August 1, 2020:

Low-and High Pressure gaseous Oxygen Product	$[***]/ccf
Low- and High-pressure gaseous Nitrogen Product	$[***]/ccf
CDA Product	$[***]/ccf
Effective as of August 1, 2020:

Low-and High Pressure gaseous Oxygen Product	$[***]/ccf
Low- and High-pressure gaseous Nitrogen Product	$[***]/ccf
CDA Product	$[***]/ccf
D. The base price for liquid Oxygen Product delivered from the Existing Messer Liquid Facility storage vessels to the Additional Oxygen Equipment storage vessel is $[***]/ccf.

E. The base price for vaporized liquid Nitrogen Product delivered from the current Existing Messer Liquid Facility storage vessels is $[***]/ccf until August 1, 2020 and $ [***]/ccf effective as of August 1, 2020

F. Except for any Shortfall Liquid Product, the base prices for Liquid Oxygen Product and Liquid Nitrogen Product delivered from a production facility other than the Messer Equipment are as follows:

Effective Until August 1, 2020: $[***]/ccf FOB source

Effective as of August 1, 2020:

Liquid Oxygen Product: $ [***]/ccf (F.O.B. the Coffeyville Resources’ Plant Site):
Liquid Nitrogen Product: $ [***]/ccf (F.O.B. the Coffeyville Resources’ Plant Site)

G. The base price for Shortfall Liquid Product is $ [***]/ccf (F.O.B. the Coffeyville Resources’ Plant Site).

VI. Early Participation Agreement Termination Payment: Effective on the Effective Date of this Agreement, the Participation Agreement between the Parties dated April 22, 2013 will terminate. As consideration for Messer’s Agreement to terminate the Participation Agreement early, Coffeyville Resources shall pay Messer $[***]per month for the [***]of the Supply Period.

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EXHIBIT B
ITEMS TO BE PROVIDED BY COFFEYVILLE RESOURCES

I.Items to be provided for the ASU

Except as otherwise provided in this Agreement, Coffeyville Resources shall provide the following:
A.Power: [***]
Coffeyville Resources shall be responsible to provide power for the ASU. Maximum annual average power consumption for ASU is [***]. For any additional consumption, Messer shall pay Coffeyville Resources its actual cost for such power, except that, if the additional consumption is due to an Off-Spec Condition, then: (i) Coffeyville Resources will be responsible for the cost of the additional power if Coffeyville Resources caused the Off-Spec Condition; (ii) Messer shall pay Coffeyville Resources its actual cost for the additional power if Messer caused the Off-Spec Condition; and (iii) Messer shall pay Coffeyville Resources half of its actual cost for the additional power in all other cases.
B.Steam
         Flow (ASU Usage) : [***]LB/hr average, [***] LB/hr peak
Primary:  [***] psig minimum, [***]ºF
Secondary: [***] psig, minimum, [***]ºF

Reactor: [***] LB/hr when Vaporizing
         [***] psig minimum, [***]ºF

C.Hydrogen: [***] scfh average
(within specifications listed on Appendix 3)

D.Cooling water supply: [***] gpm (designed)
(within specifications listed on Appendix 3)

E.Steam and condensate drain

F.Sewer services, oil/water, storm and sanitary

G.Potable water

H.Fire Water

I.Instrument air

J.Telephone Line

K.Permanent Security and Site access

II.Items to be provided for the Additional Oxygen Equipment

Except as otherwise provided in this Agreement, Coffeyville Resources shall provide the following:

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A.Power: [***]
Construction power: [***] vac for construction trailer.

Operating power (including commissioning): Coffeyville Resources shall be responsible to provide electric power for the Additional Oxygen Equipment. Power will be sufficient to start and operate: two (2) liquid oxygen pumps, each nominally up to 300 horsepower, a 15 horsepower load for the hot water bath vaporizer, and necessary controls and accessories required for the operation of the Additional Oxygen Equipment.

B.Steam.
Flow:  up to [***] lbs/hr
Pressure: [***] psig (+/- [***] psi)
Quality:  clean, dry and saturated

C.Steam condensate drain
D.Storm water drainage/sewers
E.Potable water
F.Fire water/fire protection
G.Telephone lines
H.Permanent security and site access
I.Security fence
J.Site area lighting
K.Permits required for construction and operation
L.All civil design and construction including but not limited to, equipment foundations, underground electrical conduits, underground mechanical items, grounding grid
M.Pipe racks and cable trays sufficient for piping, electrical and communications connection between the Additional Oxygen Equipment and the ASU.
N.Paved roadways as required by Messer to and within the Messer Site for truck access to and from the filling station.
O.Construction lay-down area of 100ft x 100 ft adjacent to Messer Site with minimum soil-bearing capacity of 2500 psf.

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EXHIBIT C

MESSER RELIFE SCOPE

Messer shall perform the following relife work as Messer reasonably determines is required:

[***]

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EXHIBIT D

Coffeyville Resources environmental, health, safety and security procedures provided to Messer on July 13, 2020, and subject to Section 21 of this Agreement, as may be updated from time to time.

Proprietary and Confidential
Messer LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

EXHIBIT E

(Plot Plans)

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Proprietary and Confidential
Messer LLC and Coffeyville Resources Nitrogen Fertilizers, LLC